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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
 (Date of earliest event reported)
September 26, 2008

PACIFIC COPPER CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	000-52495	98-0504006
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

3430 E. Sunrise Dr. Suite 160
Tucson, AZ 85718
(Address of principal executive offices and Zip Code)

520-989-0032
Toll Free (877) 306-7979
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01	REGULATION FD DISCLOSURES

Pacific Copper Corp through its Chilean subsidiary, has executed a Letter of Intent (“LOI”) with a single vendor to acquire its interest in the Yerbas Buenas oxide copper property located 130 km southeast of the city of Copiapo, Atacama Region III, Chile.

Yerbas Buenas is located roughly 20 km from the El Corral property, which was announced as a Company acquisition on July 8, 2008. The vendor of Yerbas Buenas is a Chilean entity which is owned in part by a Director of the Company. The vendor will receive 2 million shares of the Company at closing in exchange for its interest at Yerbas Buenas, and a 2% NSR royalty, capped at $6 million, 1% of which can be repurchased for the sum of $2 million at any time prior to commercial production.

The Company anticipates that Yerbas Buenas, subject to confirmation of resources, a mine plan and feasibility, would eventually be the subject of open pit, heap leaching copper oxide operations. Currently, Pacific Copper anticipates commencing an immediate exploration and definitional drilling campaign at the property which will be pursued through calendar year 2009.

Refer to news release exhibit 99.1 for complete details

ITEM 9.01	EXHIBITS

(d)	Exhibit No.	Document Description
	99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 26th day of Sept. 2008

Pacific Copper Corp

BY:	_/s/ Andrew Brodkey________________________
Andrew Brodkey
Title: President and CEO

Exhibit No.
99.1

September 24, 2008
AGREEMENT TO PURCHASE THE
YERBAS BUENAS (CHILE) COPPER OXIDE PROPERTY

Pacific Copper Corp. (OTCBB: PPFP)(CUSIP # 69412U 10 0) through its Chilean subsidiary, has executed a Letter of Intent (“LOI”) with a single vendor to acquire its interest in the Yerbas Buenas oxide copper property located 130 km southeast of the city of Copiapo, Atacama Region III, Chile.

Yerbas Buenas is located roughly 20 km from the El Corral property, which was announced as a Company acquisition on July 8, 2008. The Yerbas Buenas property, which consists of close to 2500 hectares, is road-accessible and is characterized by oxide copper mineralization encountered at the surface. Mineralization in the form of copper oxides is found in fault zones in altered skarn throughout the area. Actual production estimated to be 30 tons per day of oxide copper ore is currently being produced from various informal mines within the concessions which will be terminated in the near future.

The vendor of Yerbas Buenas is a Chilean entity which is owned in part by a Director of the Company. The vendor will receive 2 million shares of the Company at closing in exchange for its interest at Yerbas Buenas, and a 2% NSR royalty, capped at $6 million, 1% of which can be repurchased for the sum of $2 million at any time prior to commercial production. Major companies with a presence in the general area include Freeport, Teck Cominco and Xstrata.

The Company anticipates that Yerbas Buenas, subject to confirmation of resources, a mine plan and feasibility, would eventually be the subject of open pit, heap leaching copper oxide operations. Currently, Pacific Copper anticipates commencing an immediate exploration and definitional drilling campaign at the property which will be pursued through calendar year 2009.

Pacific Copper’s overall corporate strategy includes a major copper oxide copper component, involving the acquisition, exploration and development of suitable low-cost, surface mineable, heap leachable projects in northern Chile.

You can find more detailed information with respect to the company's projects, corporate information and leadership team at the company's website: www.pacificcopper.com

Investor Relations info@pacificcopper.com

Hal Johnston or Mike Parker at 877-306-7979

Should you have any questions or comments, please do not hesitate to contact the Company or our Investor Relations people at the referenced numbers above.

FORWARD-LOOKING STATEMENTS: This news release contains certain "forward-looking statements" to the effect that certain events or conditions "may" or "will" occur.  Any estimate of potential mineralized material is a forward looking statement.  Forward-looking statements are based on the opinions and estimates of management at the date the statements are made based upon information available to management, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements.  These factors include the inherent risks involved in the exploration and development of mineral properties, the uncertainties involved in interpreting drilling results and other ecological data, the uncertainties related to third-party reports that have not been confirmed by management or the Company, and other factors.  The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change.  The reader is cautioned not to place undue reliance on forward-looking statements.